EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in this Registration Statement of Hirsch International Corp. on Form S-8 pertaining to the 2003 Stock Option Plan, of our report dated March 31, 2006 except for Note 16 as to which the date is April 26, 2006, relating to the consolidated financial statements of Hirsch International Corp. appearing in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2006.





/s/ BDO Seidman, LLP
BDO Seidman, LLP
Melville, New York

November 27, 2006